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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:  Thomas L. Carter (317) 715-4196

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                         STATUS OF 10-K AND 10-Q FILING
                                    WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

INDIANAPOLIS, IN - MAY 14, 2004 - Championship Auto Racing Teams, Inc. ("Championship" or "Company") (OTCBB:CPNTE.OB) announced today that it will be unable to file its quarterly report for the three month-period ending March 31, 2004 by May 17, 2004. On March 30, 2004, the Company filed a Form 12b-25 with the SEC, which grants an automatic fifteen-day extension to the Form 10-K filing deadline in order to complete the audit of its financial statements for the year ended December 31, 2003. On April 14, 2004, the Company issued a press release which stated that it was unable to complete its financial statements for the year ended December 31, 2003 by March 30, 2004 due primarily to the fact that its operating subsidiary CART, Inc. filed for bankruptcy under the U. S. Bankruptcy Code in December 2003. The sale of substantially all the assets of CART, Inc., and certain other assets, was completed on February 13, 2004. The Company and its accountants have been working diligently to finalize the financial statements and the Form 10-K as quickly as possible. Until the Form 10-K is filed, the Form 10-Q cannot be completed. At this time, the Company is unable to predict when it will be in a position to file its Form 10-K and therefore the Form 10-Q. It is anticipated that the Form 10-Q will be filed along with or shortly after the Form 10-K.

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. previously owned and operated the Champ Car World Series. The Company has sold all of its operating assets and is in the process of winding up its affairs.

SAFE HARBOR STATEMENT

The statements made in this news release that state the Company's managements' beliefs or expectations and which are not historical facts, or which apply prospectively are forward-looking statements. Words such as "may, will, expect, believe, anticipate, forecast, intend, could, would, estimate, or continue," or the negative variation thereof, or comparable terminology are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties considered include, but are not limited to potential claims, or other issues that could occur while the company is in the process of winding up its affairs. Additional information concerning the Company's actual results can be obtained from the SEC's website at www.sec.gov.